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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
EQUITY MARKETING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Equity Marketing, Inc.

NOTICE OF ANNUAL MEETING
and
PROXY STATEMENT

Annual Meeting of Stockholders

Equity Marketing, Inc.
6330 San Vicente Blvd.
Los Angeles, California
May 23, 2002

EQUITY MARKETING, INC.
6330 San Vicente Blvd.
Los Angeles, California 90048

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 23, 2002

TO THE STOCKHOLDERS OF
EQUITY MARKETING, INC.:

        Notice is hereby given that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Equity Marketing, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company located at 6330 San Vicente Blvd., Los Angeles, California 90048, on Thursday, May 23, 2002, beginning at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:

  1.
  To elect seven members of the Board of Directors, each to hold office until the 2003 Annual Meeting and until his successor is elected and qualified;
  2.
  To approve an amendment to the Equity Marketing, Inc. 2000 Stock Option Plan;
  3.
  To approve an amendment to Article Fourth of the Company's Certificate of Incorporation; and
  4.
  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed March 29, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for ten days prior to the Annual Meeting.

        We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      LELAND P. SMITH
                       Secretary

Los Angeles, California
April 12, 2002

        STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

EQUITY MARKETING, INC.
6330 San Vicente Blvd.
Los Angeles, California 90048
(323) 932-4300

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 23, 2002

INTRODUCTION

        This Proxy Statement is furnished to the stockholders by the Board of Directors of Equity Marketing, Inc., a Delaware corporation (the "Company"), for solicitation of proxies for use at the 2002 Annual Meeting of Stockholders to be held at the offices of the Company located at 6330 San Vicente Blvd., Los Angeles, California 90048, on Thursday, May 23, 2002, at 10:00 a.m., local time, and at any and all adjournments thereof (the "Annual Meeting").

        The purpose of the Annual Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to the Secretary of the Company a written notice of revocation prior to the Annual Meeting, or by appearing at the Annual Meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director set forth herein, "FOR" the approval of the amendment to Article Fourth of the Company's Certificate of Incorporation and "FOR" the approval of the amendment to the Equity Marketing, Inc. 2000 Stock Option Plan. If any other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.

        It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about April 12, 2002.

OUTSTANDING SECURITIES AND VOTING RIGHTS

        Only stockholders of record at the close of business on March 29, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At that date there were 5,701,207 outstanding shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), and 25,000 outstanding shares of Series A senior cumulative participating convertible preferred stock, par value $.001 per share, of the Company (the "Series A Stock"), the only outstanding voting securities of the Company. At the Annual Meeting, each share of Common Stock will be entitled to one vote. Each share of Series A Stock will be entitled to 67.7966 votes (which represents the number of shares of Common Stock into which each share of Series A Stock is currently convertible), or approximately 1,694,915 votes in the aggregate. Accordingly, an aggregate of 7,396,122 votes may be cast at the Annual Meeting by holders of Common Stock and Series A Stock.

        The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, holders of Common Stock are entitled to elect seven directors with the seven candidates who receive the highest number of affirmative votes being elected, and the holders of the Series A Stock, voting separately as a class, are entitled to elect two directors, with the candidates receiving the highest number of affirmative votes being elected. Votes against a candidate and votes withheld have no legal effect. In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

        As of the Record Date, all of the outstanding shares of Series A Stock are owned by Crown EMAK Partners, LLC, a Delaware limited liability company ("Crown"), representing the power to vote approximately 22.9% of the voting power of the shares of stock entitled to vote at the Annual Meeting. The Company has been advised that Crown intends to vote all the shares beneficially owned by it "FOR" the approval of the amendment to Article Fourth of the Company's Certificate of Incorporation and "FOR" the approval of the amendment to the Equity Marketing, Inc. 2000 Stock Option Plan.

        As of the Record Date, Donald A. Kurz and Stephen P. Robeck possessed the power to vote approximately 32.9% of the voting power of the shares of stock entitled to vote at the Annual Meeting. The Company has been advised that Messrs. Kurz and Robeck intend to vote all of the shares beneficially owned by them "FOR" the election of the nominees for director set forth herein, "FOR" the approval of the amendment to Article Fourth of the Company's Certificate of Incorporation and "FOR" the approval of the amendment to the Equity Marketing, Inc. 2000 Stock Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as to the shares of Common Stock and Series A Stock owned as of March 1, 2002 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock and Series A Stock; (ii) each director and nominee for director; (iii) each executive officer named in the Summary Compensation Table included under "Executive Compensation and Related Matters" (collectively, the "Named Executive Officers"); and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock and Series A Stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of each person shown is c/o Equity Marketing, Inc., 6330 San Vicente Blvd., Los Angeles, California 90048.

	Common Stock		Series A Stock
Name and Address of Beneficial Owner	Amount Beneficially Owned (1)	Precent of Class (1)	Amount Benefically Owned (1)	Percent of Class (1)
Crown EMAK Partners, LLC (2)	2,611,580	30.8%	25,000	100%
Peter Ackerman (2)	2,611,580	30.8%	25,000	100%
Donald A. Kurz (3)	1,667,203	27.8%
Stephen P. Robeck (3)	939,037	15.8%
Baron Capital (4)	500,000	8.5%
Gruber & McBaine (5)	324,800	5.5%
Bruce Raben (3)	258,000	4.3%
Mitchell H. Kurz (3)	131,600	2.2%
Sanford R. Climan (3)	117,650	2.0%
Gaetano A. Mastropasqua (3)	66,363	1.1%
Kim H. Thomsen (3)	40,191	*
Leland P. Smith (3)	36,855	*
Jonathan D. Kaufelt (3)	12,000	*
Alfred E. Osborne (3)	11,000	*
Lawrence J. Madden (3)	8,000	*
Jason Ackerman (2)	0	*
Jeffrey S. Deutschman (2)	0	*
Executive Officers and Directors as a Group (14 persons)(6)	3,287,899	50.1%

*
Less than one percent.

(1)
In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares beneficially owned at any date include shares issuable upon the exercise of options, warrants, rights or conversion privileges within sixty days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding which are subject to options, warrants, rights or conversion privileges exercisable by that person within sixty days of March 1, 2002 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.

(2)
As reported on a Schedule 13D dated April 10, 2000 and filed with the Securities and Exchange Commission (the "Commission") by Crown, Peter Ackerman, Jeffrey S. Deutschman, Jason Ackerman and related parties. The address of Mr. Deutschman, Jason Ackerman and Crown is 660 Madison Avenue, 15th Floor, New York, New York 10021. The address of Peter Ackerman is 700 Eleventh Street N.W., Washington, DC 20001. Mr. Deutschman and Jason Ackerman are managers of Crown. Peter Ackerman may be deemed to have shared power to vote or direct the vote, and to dispose or direct the disposition of the shares of Series A Stock.

On
March 29, 2000, Crown paid $11.9 million to the Company in exchange for 11,900 shares of Series A Stock with a conversion price of $14.75 per share. In connection with such purchase, the Company granted to Crown five year warrants (collectively, the "Warrants") to purchase 5,712 shares of Series B senior cumulative participating convertible preferred stock, par value $.001 per share, of the Company (the "Series B Stock") at an exercise price of $1,000 per share, and 1,428 shares of Series C senior cumulative participating convertible preferred stock, par value $.001 per share, of the Company (the

  "Series C Stock") at an exercise price of $1,000 per share. The Warrants are immediately exercisable. The conversion prices of the Series B Stock and the Series C Stock are $16.00 and $18.00, respectively. On June 20, 2000, Crown paid an additional $13.1 million to the Company in exchange for an additional 13,100 shares of Series A Stock with a conversion price of $14.75 per share. In connection with such purchase, the Company granted to Crown Warrants to purchase an additional 6,288 shares of Series B Stock and an additional 1,572 shares of Series C Stock. As of the date hereof, each share of Series A Stock is currently convertible into 67.7966 shares of Common Stock, representing 1,694,915 shares of Common Stock in the aggregate. As of the date hereof, each share of Series B Stock and Series C Stock is currently convertible into 62.5 and 55.5556 shares of Common Stock, respectively, representing 916,666 shares of Common Stock in the aggregate.

(3)
Includes shares of Common Stock which the following officers and directors have the right to acquire by exercise of options within 60 days following March 1, 2002: D. Kurz, 125,000; Robeck, 50,000; Raben, 180,000; M. Kurz, 55,000; Climan, 115,000; Mastropasqua, 63,750; Thomsen, 38,333; Smith, 34,500; Kaufelt, 10,000; Osborne, 10,000; and Madden, 8,000.

(4)
As reported on a Schedule 13G dated February 4, 2002 and filed with the Commission by Baron Capital. The address of Baron Capital is 767 Fifth Avenue, New York, NY 10153.

(5)
As reported on a Schedule 13G dated February 13, 2002 and filed with the Commission by Gruber & McBaine. The address of Gruber & McBaine is 50 Osgood Place, San Francisco, CA 94133.

(6)
The amount stated includes an aggregate of 689,583 shares of Common Stock which may be acquired upon the exercise of options or warrants within sixty days following March 1, 2002.

ELECTION OF DIRECTORS

        Pursuant to the Certificate of Incorporation of the Company and the Certificate of Designation of the Series A Stock of the Company, the holders of the Series A Stock, voting as a separate class, shall be entitled to elect two directors of the Company at the Annual Meeting (the "Series A Directors"). The holders of the Common Stock, voting separately as a class, shall elect the remaining directors. Accordingly, seven directors are to be elected and qualified at the Annual Meeting. Proxies for the Series A Directors are not being solicited; the Series A Stock will be voted by written ballot or unanimous written consent at the Annual Meeting. Crown, the holder of the Series A Stock, has advised the Company that Jason Ackerman and Jeffrey S. Deutschman will be nominated for election as the Series A Directors for a term commencing on the date of the Annual Meeting and continuing until the next annual meeting of stockholders and until their successors have been duly elected and qualified. All of the incumbent directors are also nominees for election as directors. All nominees have advised the Company that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by the Board of Directors.

        Except as set forth below, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. Under his employment agreement, the Company has agreed to use its best efforts to have Mr. Kurz elected as a director of the Company. (See "Employment Agreements" below.) Donald A. Kurz and Mitchell H. Kurz are brothers.

The Board Of Directors Recommends A Vote "FOR" The Election
Of The Nominees Listed Below

        The following table sets forth the names and ages of the nominees of the Board of Directors.

Name	Age	Director Since
Sanford R. Climan	46	1998
Jonathan D. Kaufelt	50	2000
Donald A. Kurz	46	1990
Mitchell H. Kurz	50	1999
Alfred E. Osborne, Jr.	57	2000
Bruce Raben	48	1993
Stephen P. Robeck	53	1989

        Sanford R. Climan is Managing Director of Entertainment Media Ventures, a Los Angeles-based venture capital fund focused on investment in the areas of technology and media. He has been an Equity Marketing director since May 1998. From June 1997 through February 1999, he was a senior executive with Creative Artists Agency ("CAA"). From October 1995 through May 1998, he was an Executive Vice President for Universal Studios and, from June 1986 through September 1995, he was a senior executive with CAA. Mr. Climan holds a bachelor's degree from Harvard College, a master's of science in health policy and management from Harvard School of Public Health and a master's in business administration from Harvard Business School.

        Jonathan D. Kaufelt, a prominent tax and business attorney, has been an Equity Marketing director since November 2000. Mr. Kaufelt most recently led the business and tax department at Armstrong, Hirsch, Jackoway, Tyerman & Wertheimer, P.C., a leading entertainment law firm in Los Angeles. He joined the firm in 1986, after nine years at two New York law firms—Kay, Collyer & Boose from 1982 to 1986 and Simpson, Thacher & Bartlett from 1977 to 1982. Mr. Kaufelt earned a juris doctor from Georgetown University, a master of laws in taxation from New York University and a bachelor's degree from the University of Pennsylvania. He serves on the board of Planned Parenthood of Los Angeles and as a trustee of Rutgers Preparatory School in Somerset, New Jersey.

        Donald A. Kurz became Chairman and Chief Executive Officer of Equity Marketing in January 1999, after serving as President and Co-CEO from 1991 through 1998. He has also served as a director since 1990, when he joined Equity Marketing as Executive Vice President. Mr. Kurz was previously a management consultant with the general management consulting division of Towers Perrin, where he was a vice president and senior partner and eventually headed the firm's New York office. Mr. Kurz earned a bachelor's degree from Johns Hopkins University and a master's in business administration from Columbia University Graduate School of Business.

        Mitchell H. Kurz is the Chairman and founder of Kurz and Friends, a consulting company to the global advertising and marketing services business. He has been an Equity Marketing director since March 1999. Mr. Kurz retired from Young & Rubicam Inc. in December 1998, following a 24-year career during which he held numerous executive positions. His most recent position at Young & Rubicam was Chairman of client services, where he oversaw key global client relationships representing approximately 50% of the company's annual revenues. From 1996 to 1998, he was President and Chief Operating Officer of Young & Rubicam Advertising, and from 1992 to 1996, he was Worldwide Chief Executive Officer of Wunderman Cato Johnson, a Young & Rubicam operating unit. Mr. Kurz received his master's in business administration from Harvard Business School and his bachelor's degree from Dartmouth College.

        Alfred E. Osborne, Jr. is the founder and director of the Harold Price Center for Entrepreneurial Studies at UCLA's Anderson Graduate School of Management. He has been an Equity Marketing director since December 2000. Dr. Osborne joined UCLA in 1972, serves as a management professor, and has served as an Associate Dean and the Director of the MBA program before founding the

Harold Price Center for Entrepreneurial Studies in 1987. During that time, he was also the Brookings Institution Economic Policy Fellow at the Securities and Exchange Commission. He is currently on the boards of Nordstrom, Inc. and K2, Inc., and is an individual general partner of Technology Funding Venture Partners V and a trustee of the WM Group of Funds. Dr. Osborne holds a doctorate in business-economics, a master's in business administration, a master's in economics and a bachelor's degree all from Stanford University.

        Bruce Raben is a managing director with CIBC World Markets, an investment banking firm. He has been an Equity Marketing director since 1993. From 1990 through 1995, he was an Executive Vice President with Jeffries & Company, an investment-banking firm. Mr. Raben received a bachelor's degree from Vassar College and a master's in business administration from Columbia University Graduate School of Business.

        Stephen P. Robeck has been an Equity Marketing director since 1989. From January 1999 through December 2001, Mr. Robeck served as a consultant to the Company, and he is currently pursuing other business interests. He was elected Chairman and Co-CEO in September 1991 and served in that role through December 1998. Between 1987 and September 1991, he served as Chief Operating Officer. Mr. Robeck received his bachelor's degree from Lake Forest College.

Series A Directors

        Jason Ackerman has been a Managing Director of Crown Capital Group since 1997. He has been an Equity Marketing director since September 2001. Prior to joining Crown Capital Group, he was a Senior Vice President in the Corporate Finance Department of Donaldson Lufkin & Jenrette ("DLJ"), in the Los Angeles office. At DLJ, he specialized in high yield financings and financial restructurings for corporate clients, primarily in the supermarket and specialty retail industries. Before joining DLJ in 1990, he served one year at Drexel Burnham Lambert as a financial analyst in the Corporate Finance Department. Mr. Ackerman received his bachelor's degree from Boston University.

        Jeffrey S. Deutschman has been a Managing Director of Crown Capital Group since 1997. He has been an Equity Marketing director since March 2000. Prior to joining Crown, he was a Partner at Aurora Capital Partners, a leveraged buyout fund, from 1992 through 1995, a Partner at Deutschman, Clayton & Company, an investment firm engaged in management buyout transactions, from 1987 through 1991, and a Principal at Spectrum Group, Inc., which specialized in leveraged acquisitions, from 1981 through 1986. Mr. Deutschman received a master's in business administration from UCLA's Anderson Graduate School of Management and his bachelor's degree from Columbia University.

        During 2001, the Board of Directors met six times. Other than Dr. Osborne, each nominee for director attended more than 75% of the Board of Directors meetings and the meetings of Board committees on which he served.

Committees of the Board

        Audit Committee.    The Board has an Audit Committee consisting of Messrs. Deutschman, Raben and Osborne. The Audit Committee reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's independent auditors, the fees and all non-audit services of the independent auditors and the independent auditors' opinion and letter of comment to management (if any) and management's response thereto. The Audit Committee met four times in 2001. (See "Report of the Audit Committee" below.)

        Compensation Committee.    The Board has a Compensation Committee consisting of Messrs. Climan, Kaufelt and Osborne. The Compensation Committee has the responsibility to determine and administer the Company's executive compensation programs and make appropriate recommendations concerning matters of executive compensation. In evaluating the performance of members of management, the Compensation Committee consults with the chief executive officer, except when reviewing the chief executive officer's performance, in which case it meets independently. The Compensation Committee reviews with the Board all aspects of compensation for the senior executives, including the Named Executive Officers. The Compensation Committee met once in 2001 in a formal meeting and met periodically in 2001 on an informal basis.

Director Compensation

        Standard Compensation.    Directors who are not employees of the Company or its subsidiaries ("non-employee directors") receive $20,000 per year. Directors who are employees of the Company or its subsidiaries serve as directors without compensation. The Series A Directors also serve without compensation; provided, however, that the Company has agreed to make available and issue each such Series A Director options to purchase equity securities of the Company on the same terms and conditions as are then available to the Company's other non-employee directors commencing in April, 2003.

        Stock Options.    Non-employee directors receive additional compensation in the form of stock options granted automatically under the Equity Marketing, Inc. Non-Employee Director Stock Option Plan. Each non-employee director automatically receives an option to purchase 30,000 shares of Common Stock upon the date such non-employee director first joins the Board of Directors, and options to purchase 30,000 shares of Common Stock each third or fourth time thereafter such non-employee director is elected to the Board of Directors by the stockholders, all such options vesting in three equal installments on each of the first, second and third anniversary of the date of grant.

Certain Relationships and Related Transactions

        Stephen P. Robeck, formerly Chairman of the Board and Co-Chief Executive Officer, entered into a consulting agreement with the Company commencing on January 1, 1999 and ending on December 31, 2001. The agreement provided that Mr. Robeck would serve as a financial and business consultant to the Company and be available to fulfill his obligations thereunder no less than twenty hours per month. The agreement contained provisions restricting Mr. Robeck's ability to compete with the Company while providing services as a consultant and to solicit the Company's employees through the first anniversary of the end of the consulting period. Under the agreement, Mr. Robeck received a consulting fee of $210,000 per year, a car allowance of $18,000 per year and certain medical, disability and life insurance benefits.

        In connection with the purchase of preferred stock, the Company agreed to pay Crown a commitment fee in the aggregate amount of $1.25 million, paid in equal quarterly installments of $62,500 commencing on June 30, 2000 and ending on March 31, 2005. In 2001, commitment fee payments by the Company to Crown totaled $250,000. Separately, in April, 2001, the Company contracted to purchase print management services from ISG, a company controlled by Jeffrey S. Deutschman, Jason Ackerman and affiliates. In 2001, the Company paid ISG approximately $460,000 in print management fees. The Company believes that such services were negotiated on an arms length basis. Mr. Deutschman, a director of the Company, is a manager of Crown. Mr. Ackerman, a director of the Company, is a manager of Crown.

EXECUTIVE COMPENSATION AND RELATED MATTERS

        The following table sets forth the cash compensation (including cash bonuses) paid or accrued by the Company for its fiscal years ended December 31, 1999, 2000 and 2001 to its Chief Executive Officer and its four most highly compensated officers other than the Chief Executive Officer at December 31, 2001.

Summary Compensation Table

	Year	Salary($)	Bonus($)(1)	Other Annual Compensation($)(2)	Securities Underlying Options	All Other Compensation($)(3)
Donald A. Kurz Chairman, Chief Executive Officer	2001 2000 1999	413,100 397,500 375,500	— 257,621 300,000	26,650 24,600 19,200	50,000 50,000 50,000	65,014 20,455 21,924
Kim H. Thomsen President, Marketing and Interactive Services, Chief Creative Officer	2001 2000 1999	306,000 287,500 250,000	— 125,000 175,000	14,950 13,800 12,000	15,000 200,000 25,000	72,790 5,250 5,000
Gaetano A. Mastropasqua Executive Vice President, Client Services	2001 2000 1999	268,850 237,500 187,500	— 125,000 165,000	14,950 13,800 12,000	15,000 100,000 90,000	30,150 5,250 5,000
Lawrence J. Madden Senior Vice President and Chief Financial Officer(4)	2001 2000	230,000 35,048	— 29,182	14,950 2,300	10,000 40,000	10,300 —
Leland P. Smith Senior Vice President, General Counsel and Secretary	2001 2000 1999	204,000 192,500 168,000	— 60,000 100,000	14,950 13,800 12,000	50,000 10,000 30,000	25,415 5,250 5,000

(1)
Amounts were earned in the years indicated. Annual bonuses are generally paid in the first quarter of the following year.

(2)
Consists of an automobile and cellular phone allowance unless otherwise indicated.

(3)
2001 amounts consist of: (i) payments of accrued vacation in the following amounts: Mr. Kurz—$42,840; Ms. Thomsen—$67,540; Mr. Mastropasqua—$24,900; Mr. Madden—$5,050; and Mr. Smith—$20,165; (ii) matching payments pursuant to the Company's 401(k) Plan in the following amounts: Mr. Kurz—$5,250; Ms. Thomsen—$5,250; Mr. Mastropasqua—$5,250; Mr. Madden—$5,250; and Mr. Smith—$5,250; (iii) premiums on term life insurance in the following amounts: Mr. Kurz—$6,257; and (iv) loan forgiveness in the following amounts: Mr. Kurz—$10,667.

(4)
Mr. Madden commenced employment in November 2000. Mr. Madden received a signing bonus of $20,000.

Employment Agreements

        Donald A. Kurz has entered into an employment agreement with the Company. The agreement runs from January 1, 1999 through December 31, 2002, subject to earlier termination upon Mr. Kurz's death or disability or termination by the Company For Cause or Other Than For Cause (each as defined in the agreement). The agreement also terminates upon the first anniversary of a Change of Control (as defined in the agreement). Under the agreement, Mr. Kurz is entitled to a base salary of $375,000 per year, subject to upward annual adjustment at the discretion of the Compensation Committee but in all events in an amount no less than increases in the Consumer Price Index (as defined in the agreement), a car allowance of $19,200 per year and certain medical, disability and life insurance benefits. Pursuant to the agreement, Mr. Kurz received a grant of 50,000 stock options in

January 1999 priced at a 50% premium to fair market value on that date and is entitled to receive future stock option grants at the discretion of the Compensation Committee. Mr. Kurz is also entitled to an annual bonus of up to 50% of his base salary based on the attainment of certain corporate earnings goals and, at the discretion of the Compensation Committee, a strategic performance bonus of up to 50% of his base salary after taking into account the Company's long-term prospects and position and the accomplishment of strategic goals devised by Mr. Kurz and the Board of Directors. Upon termination of the employment term, the Company has agreed to retain Mr. Kurz as a consultant for a period of three years, unless the agreement is terminated pursuant to a Change of Control. If the agreement is terminated by reason of death or disability, Mr. Kurz or his estate shall receive his full base salary through the end of the month of his death or disability and a prorated share of any other compensation or benefits required under the agreement. If the agreement is terminated by the Company For Cause, Mr. Kurz's compensation and benefits shall cease as of the date of termination. If the agreement is terminated by the Company Other Than For Cause, Mr. Kurz shall receive his full base salary and any other compensation or benefits required under the agreement through the end of the term of the agreement and double the annual corporate earnings goals bonus he would have been entitled to if he was not terminated. Under the agreement, the Company has agreed to use its best efforts to have Mr. Kurz elected as a director of the Company.

Stock Options

        The following table sets forth information with respect to grants of options to purchase Common Stock under the Option Plan to the Named Executive Officers during the fiscal year ended December 31, 2001.

OPTION GRANTS IN 2001

						Potential Realizable Value at Assumed Annual Rate of Stock Appreciation For Option Terms($)(2)
	Number of Securities Underlying Options Granted(#)		% of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price ($/SH)(1)	Expiration Date
						5%	10%
Donald A. Kurz	50,000	(3)	8.5%	10.90	5/17/11	342,745	868,588
Kim H. Thomsen	15,000	(3)	2.6%	10.90	5/17/11	102,824	260,576
Gaetano A. Mastropasqua	15,000	(3)	2.6%	10.90	5/17/11	102,824	260,576
Lawrence J. Madden	10,000	(3)	1.7%	10.90	5/17/11	68,549	173,718
Leland P. Smith	50,000	(3)	8.5%	10.90	5/17/11	342,745	868,588

(1)
Unless otherwise indicated, the exercise price was market value of the Common Stock on the date of grant.
(2)
These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the Common Stock and overall stock market conditions.
(3)
Options vest in four equal annual installments commencing on the first anniversary of the date of grant.

        The following table sets forth with respect to the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values in each case with respect to options to purchase shares of Common Stock.

AGGREGATED OPTION EXERCISES DURING FISCAL 2001 AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2001
					Value of Unexercised In The Money Options At December 31, 2001(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Donald A. Kurz	0	0	82,500	117,500	54,125	236,375
Kim H. Thomsen	73,210	817,557	38,333	227,500	167,465	670,775
Gaetano A. Mastropasqua	0	0	55,000	160,000	190,350	473,900
Lawrence J. Madden	0	0	8,000	42,000	1,600	27,500
Leland P. Smith	0	0	29,500	80,500	116,745	215,555

(1)
Represents the difference between the last reported sale price of the Common Stock on December 31, 2001 and the exercise price of the option multiplied by the applicable number of shares.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee of the Board of Directors are Messrs. Climan, Kaufelt and Osborne. No member of the Board of Directors or the Compensation Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The following Report of the Compensation Committee on Executive Compensation and the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A or 14C of the Commission or the liabilities of Section 18 of the Exchange Act. Such Report and Performance Graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

        General.    The Compensation Committee has the responsibility to determine and administer the Company's executive compensation programs and make appropriate recommendations concerning matters of executive compensation. In evaluating the performance of members of management, the Compensation Committee consults with the chief executive officer except when reviewing the chief executive officer's performance, in which case it meets independently. The Committee reviews with the Board all aspects of compensation for the senior executives, including the Named Executive Officers. The Committee met once in 2001 in a formal meeting and met periodically in 2001 on an informal basis. Set forth below are the principal factors underlying the Committee's philosophy used in overseeing compensation for fiscal 2001.

        Compensation Philosophy.    At the direction of the Board of Directors, the Compensation Committee endeavors to ensure that the compensation programs for executive officers of the Company are competitive and consistent in order to attract and retain key executives critical to the Company's long-term success. The Compensation Committee believes that the Company's overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Compensation Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock options and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to the enhancement of profitability and stockholder value.

        The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's chief executive officer and other executive officers. In implementing the Company's executive compensation objectives, the Compensation Committee has designed an executive compensation program consisting of base salary, annual incentive compensation, stock options and other employment benefits.

        The Compensation Committee seeks to maintain levels of compensation that are competitive with similar companies in the Company's industry. To that end, the Compensation Committee reviews proxy data and other compensation data relating to companies within the Company's industry. In addition, from time to time, the Compensation Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

        Base Salary.    Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is to maintain salaries for the aggregate group of executive officers at approximately the competitive industry average. Periodic increases in base salary relate to individual contributions evaluated against established objectives and the industry's annual competitive pay practices.

        Annual Incentive Compensation.    The Company's executive officers are eligible for annual incentive compensation consisting primarily of cash bonuses based on the attainment of corporate earnings goals, as well as divisional and individual performance objectives. While performance against financial objectives is the primary measurement for executive officers' annual incentive compensation, non-financial performance also affects bonus pay. The Compensation Committee considers such corporate performance measures as net income, earnings per common and common equivalent share, return on average common stockholders' equity, gross margin, sales growth and expense and asset management in making bonus decisions. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. The amount of each annual incentive award is recommended for approval by management and approved by the Compensation Committee and the Board.

        Stock Options.    The Compensation Committee strongly believes that the compensation program should provide employees with an opportunity to increase their equity ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other key employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The Compensation Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Compensation Committee's compensation strategy and business needs of the Company by achieving increased value for stockholders and retaining key employees.

        Other Employment Benefits.    The Company provides health and welfare benefits to executives and employees similar to those provided by other companies in the Company's industry. The Company also provides a 401(k) plan in which all employees are eligible and maintains a restricted stock plan for certain employees who are not executive officers. Certain executives are also eligible for a monthly car and cellular phone allowance.

        Internal Revenue Code Section 162(m).    To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

        Chief Executive Officer Compensation.    The Compensation Committee is responsible for evaluating and establishing the compensation paid to Donald A. Kurz, the Company's chief executive officer. The 2001 base salary for Mr. Kurz was based upon the employment agreement between Mr. Kurz and the Company dated as of January 1, 1999. The Compensation Committee determined not to award Mr. Kurz a bonus for the year ended December 31, 2001. Mr. Kurz received options to purchase 50,000 shares of Common Stock in May 2001 at an exercise price equal to fair market value on the date of grant.

                      Compensation Committee
                      Jonathan D. Kaufelt, Chairman
                      Sanford R. Climan
                      Alfred E. Osborne, Jr.

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the Standard & Poors 500 Index ("S&P 500 Index"), and the Russell 2000 Index ("Russell 2000 Index") for the period commencing January 1, 1997 and ended December 31, 2001. The data represented below assumes $100 invested in each of the Common Stock, the S&P 500 Index and the Russell 2000 Index on January 1, 1997. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this document into any filing under the Securities Act or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the Exchange Act, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and the Company is required to report herein any failure to file by these dates during the fiscal year ended December 31, 2001. All of these filing requirements were satisfied by its directors, officers and 10% holders, except for Bret Hadley who filed a Form 3 that was one day late disclosing that he had joined the Company as Executive Vice President, Consumer Products and Worldwide Operations. In making these statements, the Company has relied on the written representations of its directors, officers and its 10% holders and copies of the reports that they have filed with the Commission.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee, covering the Company's fiscal year ended December 31, 2001, shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A or 14C of the Commission, or the liabilities of Section 18 of the Exchange Act. Such report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

        Except as discussed below, the Audit Committee of the Company's Board of Directors is comprised of "independent directors" as required by the listing standards of the NASD.

        NASD rules require that the Audit Committee be "comprised solely of independent directors." Mr. Deutschman, the manager of Crown, is considered not independent under the NASD rule, because Crown receives an annual commitment fee pursuant to the terms of Crown's 2000 purchase of shares of preferred stock. However, the Company's Board of Directors has determined that Mr. Deutschman qualifies under the exception to the NASD rule. Mr. Deutschman's combination of financial skills, expertise and familiarity with the Company are not possessed by any other member of the Board who is not also disqualified from service on the Audit Committee by the NASD rule. Mr. Deutschman has extensive experience as an investor in private and public companies and is familiar with the types of issues important to audit committees. During his tenure on the Board, Mr. Deutschman has been among the most active board members and is frequently the leading director at board meetings in seeking financial information and testing financial assumptions. In addition, Mr. Deutschman's understanding of financial and accounting issues makes him among the most qualified members of the Board to serve on the Audit Committee. Based on the preceding factors, the Board believes that it is in the best interests of the Company and its stockholders that Mr. Deutschman serve on the Audit Committee.

        The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which was attached as Exhibit A to the Company's Proxy Statement dated July 25, 2001 regarding the 2001 Annual Meeting of Stockholders.

        The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The Company's independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

        The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence.

        The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

        Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Commission.

Audit Committee Jeffrey S. Deutschman, Chairman Alfred E. Osborne, Jr. Bruce Raben

Fees Paid to Independent Accountants

        The fees paid to Arthur Andersen LLP, the Company's independent accountants, in respect of the 2001 fiscal year are as follows:

Fees Paid
Audit Fees(1)	$156,000
Financial Information Systems Design and Implementation Fees(2)	$0
All Other Fees(3)	$245,000

(1)
Includes the aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company's annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2001 fiscal year.
(2)
Includes the aggregate fees billed for professional services rendered by Arthur Andersen LLP for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2001 fiscal year.
(3)
Includes the aggregate fees billed for all services rendered by Arthur Andersen LLP, other than fees for the services which must be reported under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the 2001 fiscal year.

PROPOSAL NO. 2
APPROVAL OF AN AMENDMENT TO
THE EQUITY MARKETING, INC. 2000 STOCK OPTION PLAN

        At the Annual Meeting, stockholders are being asked to approve an amendment to the Equity Marketing, Inc. 2000 Stock Option Plan (the "2000 Option Plan") increasing the number of shares of Common Stock which may be issued under the 2000 Option Plan from 750,000 shares to

1,500,000 shares and increasing the number of shares of Common Stock which may be issued under the 2000 Option Plan to any individual participant as options in a single calendar year from 100,000 to 250,000 (the "Amendment"). The Amendment was unanimously adopted by the Board on February 21, 2002, subject to stockholder approval at the Annual Meeting. The full text of the 2000 Option Plan as proposed to be amended by the Amendment is incorporated as Exhibit A attached to this Proxy Statement.

        The 2000 Option Plan was adopted by the Board on June 27, 2000 and became effective on such date, subject to stockholder approval which was obtained on September 7, 2000. When approved by the stockholders, the 2000 Option Plan replaced the Company's most recent stock option plan, the Equity Marketing, Inc. Stock Option Plan (the "Option Plan"), which expired on December 31, 2001. A summary description of the 2000 Option Plan is set forth below. This summary description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2000 Option Plan, which is attached hereto as Exhibit A and incorporated herein by this reference. Stockholders are urged to read the 2000 Option Plan in its entirety.

The Amendment

        The Amendment increases the number of shares of Common Stock which may be issued under the 2000 Option Plan from 750,000 shares to 1,500,000 shares. As of March 31, 2002, options to purchase 405,400 shares were outstanding under the 2000 Option Plan, 0 shares had been issued pursuant to Options (as defined below) exercised under the 2000 Option Plan and 1,000 shares had been issued pursuant to awards of Restricted Stock (as defined below) under the 2000 Option Plan. Accordingly, 343,600 shares were available as of that date for the grant of additional Awards (as defined below) under the 2000 Option Plan. As of March 31, 2002, 40 participants had been granted Awards of Options or Restricted Stock under the 2000 Option Plan. As of the date of this Proxy Statement, the Company has not granted any Awards which would not be permitted pursuant to the existing terms of the 2000 Option Plan if the Amendment is not approved by the Company's stockholders. As of March 28, 2002, the closing price of the Company's Common Stock on the Nasdaq National Market was $12.30.

        The Amendment increases the number of shares of Common Stock which may be issued as Options under the 2000 Option Plan to any individual participant in a single calendar year from 100,000 to 250,000. Section 162(m) of the Internal Revenue Code (the "Code") requires that the 2000 Option Plan incorporate a per-person limit to meet the requirements for the deductibility of executive compensation greater than $1 million. Section 162(m) of the Code also requires that any increase in such per-person limit be subject to stockholder approval.

        Adoption of the Amendment has been recommended by the Board of Directors. In the opinion of the Board of Directors, it is in the best interests of the Company and its stockholders to provide, through the 2000 Option Plan, a comprehensive incentive compensation program designed to enable the Company to attract, retain and reward key employees and other eligible participants through performance-based incentives in shares of Common Stock. Accordingly, the Board of Directors believes that an increase in the number of shares which may be issued pursuant to the 2000 Option Plan and an increase in the number of shares of Common Stock which may be issued as Options under the 2000 Option Plan to any individual participant in a single calendar year are in the best interests of the Company and its stockholders.

Summary Description of the 2000 Option Plan

        Purpose of the 2000 Option Plan.    The purpose of the 2000 Option Plan is to enable the Company and its stockholders to secure the benefits of Common Stock ownership by key personnel of the Company and its subsidiaries, including furthering the Company's ability to attract, retain and motivate the people who will be largely responsible for the profitability and long-term future growth of the Company and its subsidiaries. The 2000 Option Plan provides for the granting to such personnel of (a) options to purchase shares of Common Stock ("Options"), (b) shares of Common Stock that are subject to risks of forfeiture and restrictions on transfer ("Restricted Stock"), and (c) shares of Common Stock as a bonus, or in lieu of other compensatory obligations of the Company ("Bonus Grants") (Options, Restricted Stock and Bonus Grants are collectively referred to as "Awards").

        Eligibility.    The persons who are eligible to receive Awards under the 2000 Option Plan are present or future key employees, non-employee consultants and non-employee directors of the Company and its subsidiaries. A person who holds an Award is herein referred to as a "Participant," and more than one Award may be granted to any Participant.

        Administration.    The 2000 Option Plan is to be administered by the Board or a committee (the "Committee") consisting of at least two directors appointed by the Board. If the 2000 Option Plan is administered by the Board, references to the Committee shall mean the Board of Directors. The Committee has the authority to interpret the 2000 Option Plan and to supervise the administration of the 2000 Option Plan. Under the 2000 Option Plan, the Committee also is authorized to (a) grant Awards, (b) select Participants, (c) determine the number of shares covered by each Award, and (d) establish the terms and conditions of each Award, including (i) the exercise price of an Option, (ii) the restrictions on exercisability of an Option or grant of Restricted Stock and on the disposition of each Award, and (iii) whether or not an Option is to be treated as an incentive stock option, as defined in Section 422 of the Code. The Committee also has the power to prescribe, amend and rescind the rules relating to the 2000 Option Plan, as discussed below.

        Shares Subject to the 2000 Option Plan.    Assuming stockholder approval of the Amendment, Awards covering an aggregate of 1,093,600 shares of Common Stock may be granted pursuant to the 2000 Option Plan, subject to adjustments to reflect certain corporate transactions or events, as discussed below. Such shares of Common Stock may be either authorized and unissued or held by the Company in its treasury. In the event that a Participant pays part of the exercise price of an Award with Options or Restricted Stock, only the net shares issued are counted against the shares available for issuance. Upon the expiration or termination of outstanding Options, or any portion thereof which are not exercised in full, the remaining unissued shares of Common Stock under such Options shall again become available for issuance under the 2000 Option Plan. Similarly, upon the forfeiture of shares of Restricted Stock, the forfeited shares shall again become available for issuance.

        Options.    Options granted under the 2000 Option Plan will either qualify for treatment as incentive stock options under the Code and be designated "Incentive Stock Options," or not qualify for such treatment and be designated "Nonqualified Stock Options." Incentive Stock Options may only be granted to employees. Assuming stockholder approval of the Amendment, a Participant may not be granted Options to purchase more than 250,000 shares of Common Stock in any single calendar year. The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant in any calendar year under the 2000 Option Plan and any other incentive stock option plans of the Company or any subsidiary shall not exceed $100,000. To the extent a Participant's Options exceed the limit, such Options will be treated as Nonqualified Stock Options.

        Option Price.    The exercise price per share (the "Option Price") of the shares of Common Stock underlying each Option cannot be less than the par value per share of the Common Stock in the case of Nonqualified Stock Options or less than 100% of the fair market value (as defined in the 2000 Option Plan) of each share of Common Stock on the date of grant of the Option in the case of Incentive Stock Options. If the Participant is a ten-percent stockholder (determined using the constructive ownership rules of the Code) of the Company or a subsidiary immediately before the grant of an Incentive Stock Option, the Option Price shall be not less than 110% of the fair market value on the date of grant.

        Option Period.    The period during which an Option may be exercised will be determined by the Committee, but cannot exceed ten years from the date such Option is granted, except that with respect to Incentive Stock Options, the Option period cannot exceed five years from the date of grant if the Participant is a ten-percent stockholder of the Company.

        Exercise of Options.    The Committee may determine any vesting or other restrictions on the exercisability of an Option, subject to any earlier termination provided for under the 2000 Option Plan. Options may be exercised by a Participant upon transmitting to the Company a written notice setting forth the number of shares to be purchased and payment of the Option Price of the shares to be exercised.

        Dissolution, Liquidation, Sale of All or Substantially All the Assets or Merger.    If the outstanding shares of Common Stock of the Company are exchanged for different securities of the Company through a recapitalization, merger, consolidation or reclassification or other similar transaction, or if the number of outstanding shares is changed through a stock split or stock dividend, the Committee will make adjustments as it deems appropriate with respect to the number, exercise price with respect to Options, or kind of securities subject to any outstanding Award. The Committee may also make such adjustments in the event of a spinoff or other distribution to stockholders of assets of the Company, other than normal cash dividends. No issuance of shares of capital stock, securities convertible into shares of capital stock, or options or warrants to purchase any shares of capital stock will affect the number, exercise price with respect to Options or kind of securities subject to any Award other than as set forth above. Upon a dissolution, liquidation or sale of all or substantially all of the assets of the Company or a merger or similar transaction in which the holders of outstanding voting securities of the Company would own 50 percent or less of the voting power of the surviving corporation existing after such transaction, assuming the conversion of all equity securities convertible into shares entitled to vote, all Participants will be permitted to exercise their outstanding Options, whether exercisable or not, immediately prior to such transaction, and all restrictions and conditions on Awards of Restricted Stock will be deemed satisfied immediately prior to such transaction. Any unexercised Options after the date of any such transaction will terminate.

        Termination of Service.    If a Participant ceases employment or ceases performing services in a capacity other than as an employee with the Company or any subsidiary for any reason other than death, disability or cause, each Option granted to him or her under the 2000 Option Plan will terminate six months after the date of such cessation of employment or service, or three months in the case of any Incentive Stock Option. If a Participant's employment or service ceases as a result of death or disability, each outstanding Option will terminate one year after the date of such cessation of employment or service. If a Participant's employment or service is terminated by reason of cause, each outstanding Option will terminate on the date of such termination of employment or service for cause. Unless otherwise determined by the Committee, a Participant shall forfeit to the Company all non-vested shares of Restricted Stock immediately upon termination of such Participant's employment or service with the Company or any subsidiary for any reason.

        Cancellation of Grants.    The Committee may cancel any unexpired, unpaid or deferred Award of any Participant at any time if the Participant does not comply with all of the terms of the Award, and one or more of the following conditions occur: (a) the Participant provides services for an organization or engages in any business which, in the judgement of the chief executive officer of the Company, is or becomes competitive with the Company or which is or becomes prejudicial to or conflicts with the interests of the Company; (b) the Participant discloses to anyone outside of the Company confidential information or material relating to the Company; and (c) the Participant fails to disclose and assign to the Company all right, title and interest in any invention or idea made or conceived by the Participant during his or her employment by the Company, relating in any manner to the business or work of the Company and shall assist the Company in securing a patent for the invention or idea. The occurrence of any of these conditions prior to or during the six months after any exercise, payment or delivery pursuant to an Award may result in the recission of such exercise, payment or delivery.

        Restricted Stock.    The Committee may issue Awards of Restricted Stock upon such terms and conditions as it may deem appropriate, which terms need not be identical for all such Awards. The Committee may issue Awards for consideration or the Awards may be issued without the receipt of consideration by the Company. If any Awards are issued for consideration, the Committee may determine the forms of consideration that are acceptable. A Participant shall not have a vested right to the Restricted Stock until the satisfaction of the vesting requirements specified in the Award. The Restricted Stock may not be assigned or transferred prior to its vesting. The Participant shall have all of the other rights of a stockholder of the Company, including the right to vote the shares of Common Stock underlying the Restricted Stock and to receive any dividends on such Common Stock.

        Bonus Grants.    The 2000 Option Plan authorizes the Committee to issue shares of Common Stock on such terms and conditions as it may decide as a bonus, or shares of Common Stock, Restricted Stock or Options in lieu of the Company's obligation to pay cash or deliver other property under the 2000 Option Plan or under other plans or compensatory arrangements.

        Amendment and Termination of the 2000 Option Plan.    The Board may at any time make any amendments to or terminate the 2000 Option Plan. Such amendments shall include, but not be limited to, acceleration of the time at which an Option may be exercised. Such amendments may not, without the approval of the stockholders (a) increase the maximum number of shares of Common Stock that may be issued under the 2000 Option Plan, except as set forth under "Dissolution, Liquidation, Sale of All or Substantially All the Assets or Merger," or (b) change the designation of the class of individuals eligible to receive Incentive Stock Options. Notwithstanding the foregoing, the 2000 Option Plan shall terminate on June 27, 2010, the date which is ten years after the date of the adoption of the 2000 Option Plan. Subject to the provisions under "Dissolution, Liquidation, Sale of All or Substantially All the Assets or Merger," the amendment or termination of the 2000 Option Plan may not adversely affect any outstanding Award.

        Substitute Options.    In the event the Company acquires another entity, the Committee may authorize the issuance of Options to individuals who perform services for such acquired entity in substitution of stock options previously granted to those individuals by such acquired entity for the performance of services. In order to allow the Committee to preserve the economic benefit, if any, inherent in the options previously granted by an acquired entity, substitute Options which are intended to qualify as Incentive Stock Options may be granted with an exercise price less than 100 percent of the fair market value of each share of Common Stock on the date of grant by the Company. Additionally, grants of substitute Options which are intended to qualify as Incentive Stock Options are not subject to the limitation that the aggregate fair market value (determined at the time of grant by the Company) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant in any calendar year not exceed $100,000.

Federal Income Tax Consequences of the 2000 Option Plan

        The following summary of the effects of federal income taxation upon the Participants and the Company with respect to shares of Common Stock issued under the 2000 Option Plan does not purport to be complete and reference is made to the applicable provisions of the Code.

        Incentive Stock Options.    No taxable income will be recognized by a Participant upon the grant or exercise of any Incentive Stock Option. However, the amount by which the fair market value of shares of Common Stock purchased upon exercise of an Incentive Stock Option exceeds the exercise price of such stock constitutes an "item of adjustment" that could then be subject to the alternative minimum tax in the year that the Option is exercised. Furthermore, the Internal Revenue Service has issued proposed regulations that, if finalized, would require the Company to withhold employment taxes (e.g. FICA and FUTA) at the time of exercise of an Incentive Stock Option. If the proposed regulations are finalized, this new rule is anticipated to apply to Incentive Stock Options that are exercised on or after January 1, 2003. Additionally, the Company will not be entitled to any federal income tax deduction as the result of the grant or exercise of any Incentive Stock Option.

        Any gain or loss resulting from the subsequent sale of shares of Common Stock acquired upon exercise of any Incentive Stock Option will be capital gain or loss if such sale is made after the later of (a) two years from the date of the grant of the Incentive Stock Option, and (b) one year after the transfer of such stock to the Participant upon exercise, so long as the Participant is an employee of the Company from the date of grant until three months before the date of exercise. In the event of the Participant's death or disability prior to exercise of an Incentive Stock Option, special rules apply in determining whether gain or loss upon sale of the shares of Common Stock acquired upon exercise of such Option will be taxable as capital gain or loss or ordinary income.

        If the sale of stock is made prior to the expiration of such two-year and one-year periods, the Participant will recognize ordinary income in the year of the sale in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. However, if such sale is a transaction in which a loss (if sustained) would have been recognized by the Participant, the amount of ordinary income recognized by the Participant will not exceed the excess (if any) of the amount realized on the sale over the exercise price. The Company will then be entitled to an income tax deduction of like amount. Any excess gain recognized by the Participant upon such a disqualifying disposition would then be taxable as a capital gain.

        If an individual sale of shares of Common Stock received through the exercise of an Incentive Stock Option qualifies for capital gain treatment, the federal capital gains tax rate from such sale will be determined based on the holding period of the Common Stock in accordance with the tax rates then in effect under the Code.

        Nonqualified Stock Options.    At the time of the grant of a Nonqualified Stock Option, no taxable income will be recognized by the Participant and the Company will not be entitled to a deduction. Upon the exercise of such an Option, the Participant will recognize taxable income, and the Company will then be entitled to a deduction, in the amount by which the then fair market value of the shares of Common Stock issued to such Participant exceeds the exercise price. Income recognized by the Participant upon exercise of a Nonqualified Stock Option will be taxed as ordinary income with respect to which the Company is required to deduct and withhold federal and state income and employment taxes. Pursuant to the 2000 Option Plan, the exercise of each Nonqualified Stock Option will be subject to the Company's determination that all withholding taxes relating to the Nonqualified Stock Option have been satisfied. Upon the subsequent disposition of shares of Common Stock acquired upon the exercise of a Nonqualified Stock Option, the Participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of such shares at the time of exercise. If the gain recognized in connection with such disposition qualifies for capital gain treatment, the federal capital gain tax rate for such sale will be determined based on the holding period of the Common Stock in accordance with the tax rates then in effect under the Code.

        Restricted Stock.    Generally, at the time of the grant of Restricted Stock, no taxable income will be recognized by the Participant and the Company will not be entitled to a deduction. Upon the lapse of the forfeiture restrictions imposed by the Committee on Restricted Stock (i.e., "vesting"), the Participant generally will recognize taxable income, and the Company will be entitled to a deduction, in the amount by which the fair market value of the shares granted to the Participant at the time of vesting exceeds the purchase price, if any.

        Alternatively, if the Participant timely files an election under Section 83(b) of the Code at the time of the grant of Restricted Stock (a "Section 83(b) Election"), the Participant generally will recognize income, and the Company will be entitled to a deduction, at the date of grant in the amount by which the fair market value of the shares on the date of grant exceeds the purchase price, if any. If the Participant forfeits the Restricted Stock subsequent to the filing of a Section 83(b) Election, the Participant will not be able to deduct any part of the amount previously included in income. Income recognized by the Participant upon the vesting of the Restricted Stock, or at the earlier time of grant if the Participant timely files a Section 83(b) Election, will be taxed as ordinary income. Such income constitutes "wages" with respect to which the Company is required to deduct and withhold federal and state income and employment taxes.

        Upon the subsequent disposition of vested shares of Restricted Stock, the Participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition, and the fair market value of such shares at the time of vesting, or the earlier time of grant if the Participant timely files a Section 83(b) Election. If the gain recognized in connection with such disposition qualifies for capital gain treatment, the federal capital gains tax rate for such sale will be determined based on the holding period of the Common Stock, which will begin on the date the shares vest or the date of grant if the Participant timely files a Section 83(b) Election, and in accordance with the tax rates then in effect under the Code.

        Bonus Grants.    Generally, at the time of a Bonus Grant of Common Stock, the Participant will recognize taxable income, and the Company will be entitled to a deduction, in the amount by which the fair market value of the shares awarded to the Participant at the time of grant exceeds the purchase price, if any. Income recognized by the Participant upon the receipt of a Bonus Grant will be taxed as ordinary income. Such income constitutes "wages" with respect to which the Company is required to deduct and withhold federal and state income and employment taxes.

        Upon the subsequent disposition of shares of the Bonus Grant, the Participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition, and the fair market value of such shares at the time of grant. If the gain recognized in connection with such disposition qualifies for capital gain treatment, the federal capital gains tax rate for such sale will be determined based on the holding period of the Common Stock and in accordance with the tax rates then in effect under the Code.

        Long-term capital gains are generally taxed at the flat rate of 20 percent. However, long term capital gains with respect to stock with a holding period of more than five years may qualify to be taxed at a maximum federal rate of 18% if the stock was acquired on or after January 1, 2001 and, if the stock was acquired pursuant to the exercise of an option, if such option was granted to the Participant no earlier than January 1, 2001. Ordinary income is taxed at the Participant's marginal income tax rate, which can be as much as 38.6 percent (current law provides that this rate is to be reduced to 37.6% for years 2004 and 2005, and to 35% for year 2006 and thereafter. Short-term capital gains are taxed the same as ordinary income. There are limitations on the deductibility of capital losses.

        Acceleration of Stock Options and Restricted Stock Upon Transfer of Control.    Pursuant to the 2000 Option Plan and as further discussed above, upon the occurrence of certain events involving a dissolution, liquidation, sale of all or substantially all the assets of the Company, merger or other similar transaction in which the holders of outstanding voting securities of the Company would own 50% or less of the voting power of the surviving corporation existing after such transaction, the exercisability of Nonqualified Stock Options and Incentive Stock Options, and the vesting of Restricted Stock, will be accelerated. Such acceleration may be a "parachute payment" for federal income tax purposes. If the present value of all of the Participant's parachute payments equals or exceeds three times the Participant's average annual compensation for the past five years (or the entire period of employment with the Company, if less than five years), the Participant will be subject to a special excise tax of 20 percent on the amount of his or her "excess parachute payment." Such tax will be applied to the amount of such parachute payment which is in excess of the greater of such average annual compensation of the Participant or an amount which the Participant establishes as reasonable compensation. In addition, the Company will not be allowed a deduction for such "excess parachute payment."

        Compensation Deduction Limitation.    Upon exercise, Options granted under the 2000 Option Plan to a "covered employee" (as defined below) with an option price equal to or greater than the fair market value of the Common Stock at the time of grant generally will not be subject to the $1.0 million deduction limitation for compensation paid to certain executives of publicly held corporations such as the Company. So long as the Committee is at all times composed of "outside directors" as defined in applicable Treasury Regulations, it should then meet the exemption for "performance-based" compensation. A "covered employee" is a Participant who, on the last day of the taxable year of the Company, is the chief executive officer or one of the four other most highly compensated executive officers of the Company for proxy disclosure purposes. Bonus Grants and Restricted Stock are also subject to this $1.0 million deduction limitation.

Applicability of ERISA

        The 2000 Option Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended and it is not a tax-qualified retirement plan under Section 401(a) of the Code.

Vote Required and Recommendation of the Board

        The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the Annual Meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining whether a quorum is present. However abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the Annual Meeting has the same legal effect as a vote "against" the proposal because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes needed to approve this proposal.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT
TO THE EQUITY MARKETING, INC. 2000 STOCK OPTION PLAN.

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO ARTICLE FOURTH OF THE
COMPANY'S CERTIFICATE OF INCORPORATION

        On February 21, 2002, the Board adopted a resolution amending, subject to stockholder approval at the Annual Meeting, Article Fourth of the Company's Certificate of Incorporation to increase the number of shares of authorized Common Stock from 20,000,000 to 50,000,000 shares (the "Certificate Amendment"). A copy of the Certificate Amendment is incorporated as Exhibit B attached to this Proxy Statement. The additional shares would have the same rights and privileges as the shares of Common Stock presently outstanding. As of March 31, 2002 (i) 5,701,207 shares of Common Stock were outstanding, (ii) an aggregate of 2,446,152 shares of Common Stock were reserved for issuance pursuant to stock option and restricted stock plans, (iii) an aggregate of 2,611,580 shares of Common Stock were reserved for issuance upon conversion of preferred stock and (iv) 9,241,061 shares of Common Stock were authorized, unissued and unreserved.

        The Board of Directors believes it is desirable to have the additional authorized shares of Common Stock available for possible future financing transactions, stock dividends or splits and other general corporate purposes.

        It should be noted that any issuance of additional shares of Common Stock could be disadvantageous to existing stockholders since such issuance might serve to dilute their percentage interest in the Company. Holders of Common Stock do not have preemptive rights to purchase any additional shares of Common Stock which may be issued. The Company would not be required to obtain stockholder approval to issue authorized but unissued shares of Common Stock, unless required to do so by applicable law or the rules of any stock exchange or over the counter market on which the Company's shares may be listed.

        It should also be noted that the authorized but unissued shares of Common Stock, if issued, could be used by incumbent management to make more difficult, and thereby discourage, an attempt to acquire control of the Company even though stockholders of the Company may deem such an acquisition desirable. For example, the shares could be privately placed with purchasers who might support the Board in opposing a hostile takeover bid. The issuance of the new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business combinations or alter, amend or repeal provisions of the Company's Certificate of Incorporation. To the extent that it impedes any such attempts, the issuance of shares following the Certificate Amendment may serve to perpetuate existing management.

        The Certificate Amendment does not alter the Company's present ability to issue up to 1,000,000 shares of preferred stock in such series with such special rights (including voting rights), preferences, restrictions, qualifications, and limitations as the Board of Directors may designate. The Company would not be required to obtain stockholder approval to issue authorized but unissued shares of preferred stock, unless required to do so by applicable law or the rules of any stock exchange or over the counter market on which the Company's shares may be listed. The Board of Directors could use its authority to make such designations and to issue preferred stock in a manner that would create impediments or to otherwise discourage persons in attempting to gain control of the Company.

        The affirmative votes of a majority of the outstanding shares of Common Stock are required for approval of the Certificate Amendment. If the proposed Certificate Amendment is approved by the stockholders, the Company intends to promptly effect the Certificate Amendment by filing an appropriate amendment to the Certificate of Incorporation with the State of Delaware.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED INCREASE IN
THE AUTHORIZED COMMON STOCK OF THE COMPANY.

MATTERS RELATING TO THE INDEPENDENT AUDITORS

        Arthur Andersen LLP ("Andersen") has served as the Company's independent auditors since 1992. In February 2002, the Board, after receiving the recommendation of the Audit Committee, appointed Andersen as the Company's independent auditors for the fiscal year ended December 31, 2002. Since that date and as a result of the uncertainty regarding the future of Andersen, the Board is considering whether it is appropriate to continue the engagement of Andersen as the Company's independent auditor for 2002.

        Should the Board conclude that Andersen should not serve as the Company's independent auditor for 2002, the Audit Committee intends to carefully consider a potential accounting firm's qualifications as independent accountants before recommending an independent auditor for appointment. This may include a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also intends to analyze matters required to be considered under the committee's charter and under the Commission's Rules on Auditor Independence, including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.

        Although stockholder approval of the Board's selection of the Company's independent auditor is not called for by law, the Company's Bylaws required the Company to seek stockholder ratification of its independent auditor on an annual basis. These votes were not binding on the Company but advisory in nature. To ensure that the Company has the maximum flexibility to respond to ongoing developments with Andersen and adequate time to select a successor if necessary, the Board has amended the Bylaws to delete the stockholder ratification requirement with respect to independent auditors. In particular, the Company's management and the Board are concerned that the Company may be required to terminate the engagement of Andersen as the independent auditor for 2002 during the period between the date of filing of this Proxy Statement with the Commission and May 23, 2002, the anticipated date of the Annual Meeting. To avoid the possibility of having to either delay the Annual Meeting or amend and recirculate its proxy materials, the Board believes it is in the best interest of the Company and its stockholders to end the stockholder ratification requirement of its Bylaws.

FORM 10-K

        UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO THE COMPANY, ATTENTION: SECRETARY, EQUITY MARKETING, INC., 6330 SAN VICENTE BLVD., LOS ANGELES, CALIFORNIA 90048, THE COMPANY WILL PROVIDE WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

        Proposals that a stockholder desires to have included in the Company's proxy materials for the 2003 Annual Meeting of Stockholders of the Company must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by the Secretary of the Company at the Company's principal office no later than December 13, 2002. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. The Company's Bylaws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, that the stockholder wishes to bring before a meeting of stockholders of the Company. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received by the Secretary not earlier than 150 days prior to such annual meeting, and not later than 120 days prior to such annual meeting or 10 days following the first public announcement of such meeting date. With respect to stockholder proposals, the stockholder's notice to the Secretary of the Company must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as certain other information set forth in the Company's Bylaws and/or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to the Secretary of the Company must contain certain information set forth in the Company's Bylaws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in the Company's proxy materials for the 2003 Annual Meeting of Stockholders of the Company and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in this paragraph. Any required written notices should be sent to Equity Marketing, Inc., 6330 San Vicente Blvd., Los Angeles, California 90048, Attention: Secretary.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

        The Company knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

SOLICITATION OF PROXIES

        The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable expenses incurred in this effort.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      LELAND P. SMITH
                       Secretary

EXHIBIT A

Below is the text of the Equity Marketing, Inc. 2000 Stock Option Plan as proposed to be amended pursuant to Proposal No. 2. Proposed new language is set forth in bold print. Language to be deleted is set forth in brackets.

AMENDED AND RESTATED
EQUITY MARKETING, INC.
2000 STOCK OPTION PLAN

        1.    Purpose.    The purpose of the Equity Marketing, Inc. 2000 Stock Option Plan (the "Plan") is to enable Equity Marketing, Inc., a Delaware corporation (the "Company"), and its stockholders to secure the benefits of common stock ownership by key personnel of the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting under the Plan of (1) options ("Options") to purchase shares of the common stock of the Company, $.001 par value per share (the "Common Stock"), (2) shares of Common Stock issued pursuant to section 9 below that are subject to restrictions on ownership ("Restricted Stock"), or (3) shares of Common Stock issued pursuant to section 10 below as a bonus or in lieu of other obligations of the Company ("Bonus Grants" and collectively with awards of Options or Restricted Stock, "Awards"), will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and long-term future growth of the Company.

        2.    Stock Subject to the Plan.    The Company may issue and sell a total of 1,500,000 [750,000] shares of its Common Stock pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. In the event that a Participant pays part or all of the exercise price of an Option or the purchase price of Restricted Stock in the form of Common Stock, only the net additional shares issued (i.e., the number of shares issued in excess of the number of shares surrendered) will be taken into account for purposes of the limitation set forth above. Upon the forfeiture of shares of Restricted Stock, the forfeited shares of Common Stock shall again become available for use under the Plan. Upon the expiration or termination of an outstanding Option which shall not have been exercised in full, the shares of Common Stock remaining unissued under the Option shall again become available for use under the Plan.

        3.    Administration.    The Plan will be administered by the Board, or at the discretion of the Board, a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board. If the Plan is administered by the Board, references in the Plan to the "Committee" shall mean the "Board". Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant Awards under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of agreements regarding Awards made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act (1) by the vote of a majority of its members present in person or by telephone at a meeting at which there is a quorum or (2) by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

        4.    Eligibility.    Awards may be granted under the Plan to present or future key employees of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), and to consultants to the Company or a Subsidiary who are not employees. Awards may also be granted to directors of the Company who are not employees of the Company and/or a Subsidiary. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom Awards will be granted (a "Participant"), and will fix the number of shares covered by each such Award and establish the terms and conditions thereof (including, without limitation, (1) the exercise price of an Option, (2) restrictions on exercisability of an Option or grant of Restricted Stock and on the disposition of the shares of Common Stock issued upon exercise of an Option, and (3) whether or not an Option is to be treated as an incentive stock option within the meaning of Section 422 of the Code (an "Incentive Stock Option")). Incentive Stock Options may only be granted to employees.

        5.    Terms and Conditions of Options.    Each Option granted under the Plan will be evidenced by a written agreement in a form approved by the Committee. Each such Option will be subject to the terms and conditions set forth in this section 5 and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate. No person may receive Options to purchase more than 250,000 [100,000] shares of Common Stock under the Plan in a single calendar year.

                (a)    Option Exercise Price.    In the case of an Option which is not treated as an Incentive Stock Option, the exercise price per share may not be less than the par value of a share of Common Stock on the date the Option is granted; and, in the case of an Incentive Stock Option, the exercise price per share may not be less than 100% of the fair market value of a share of Common Stock on the date the Option is granted (110% in the case of an Participant who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, determined using the constructive ownership rules contained in Section 424(d) of the Code (a "ten percent stockholder")). For purposes hereof, the fair market value of a share of Common Stock on any date will be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee. Except in the case of Substitute Options (as defined in Section 17), the aggregate fair market value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that a Participant's Options exceed that limit, they will be treated as not being Incentive Stock Options (but all of the other provisions of the Option shall remain applicable), with the first Options that were granted to the Participant to be treated as Incentive Stock Options.

                (b)    Option Period.    The period during which an Option may be exercised will be fixed by the Committee and will not exceed ten years from the date the Option is granted (five years in the case of an Incentive Stock Option granted to a "ten percent stockholder").

                (c)    Exercise of Options.    The Committee will determine, and will set forth in the Option agreement, any vesting or other restrictions on the exercisability of an Option, subject to any earlier termination of the Option required hereunder. Options shall only be exercised for whole number of shares. All or part of the exercisable portion of an Option may be exercised at any time during the Option period. An Option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares of Common Stock to be purchased, and (2) payment of the exercise price, together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations). To the extent authorized by the Committee, Participants may surrender previously acquired shares of

Common Stock or have shares withheld upon the exercise of an Option in satisfaction of the tax withholding obligations. To the extent necessary to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose shall not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

                (d)    Payment of Exercise Price.    Options are exercised by payment of the full amount of the purchase price to the Company. The payment shall be in the form of cash or such other forms of consideration as the Committee shall deem acceptable or such other methods of payment as the Committee shall deem acceptable. If the payment is made by means of the surrender of Restricted Stock, a number of shares issued upon the exercise of the Option equal to the number of shares of Restricted Stock surrendered shall be subject to the same restrictions as the Restricted Stock that was surrendered. The Committee may also authorize the exercise of Options by the delivery to the Company or its designated agent of an executed written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay all or a portion of the exercise price of the Option and/or any income tax withholding obligations.

                (e)    Rights as a Stockholder.    No shares of Common Stock will be issued in respect of the exercise of an Option granted under the Plan until full payment therefor has been made. The holder of an Option will have no rights as a stockholder with respect to any shares covered by an Option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

                (f)    Other Provisions.    The Committee may impose such other conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

                (g)    Paperless Exercise.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Options by Participants may be permitted through the use of such an automated system.

        6.    Capital Changes, Reorganization, Sale.

                (a)    Adjustments Upon Changes in Capitalization.    In the event of a stock split, stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares, or similar change affecting Common Stock, the Committee shall authorize such adjustments as it may deem appropriate with respect to the following: (1) the number and/or kind of shares covered by each outstanding Award; (2) the aggregate number and/or kind of shares for which Awards may be granted under this Plan; and (3) the exercise price per share in respect of each outstanding Option. The Committee may also make such adjustments in the event of a spinoff (or other distribution) of Company assets to stockholders, other than normal cash dividends. Except as set forth above in this section 6(a), no issuance by the Company of shares of stock of any class, or securities convertible into, or options or warrants to purchase shares of any class of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Award.

                (b)    Cash, Stock or Other Property for Stock.    In the event of an Exchange Transaction (as defined below), (1) all Participants will be permitted to exercise their outstanding Options in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding Options which are not exercised before the Exchange Transaction will thereupon terminate, and (2) all restrictions and conditions of all Awards of Restricted Stock then outstanding shall be deemed satisfied immediately prior to such Exchange Transaction.

                (c)    Definition of Exchange Transaction.    For purposes hereof, the term "Exchange Transaction" means a sale of substantially all of the assets of the Company, a liquidation or dissolution of the Company, or a merger, consolidation or similar transaction in which the Company is not the Surviving Corporation. The determination as to which party to a merger or consolidation is the "Surviving Corporation" shall be made on the basis of the relative equity interests of the stockholders in the corporation existing after the transaction, as follows: if immediately following any merger or consolidation the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger or consolidation, then for purposes of this Plan, the Company shall be the Surviving Corporation. In all other cases, the Company shall not be the Surviving Corporation. In making the determination of ownership by the stockholders of a corporation immediately after the merger or consolidation, equity securities which the stockholders owned immediately before the merger or consolidation as stockholders of another party to the transaction shall be disregarded. Further, for purposes of this section 6(c) only, outstanding voting securities of a corporation shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

                (d)    Fractional Shares.    In the event of any adjustment in the number of shares covered by any Option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such Option will cover only the number of full shares resulting from the adjustment.

        7.    Cancellation of Grants.    Except as otherwise provided in the Award, the Committee may cancel any unexpired, unpaid, or deferred Award at any time if the Participant does not comply with all of the terms of the Award and the following conditions.

                (a)    A Participant shall not render services for any organization or engage directly or indirectly in any business that, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the Chief Executive Officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors of the Participant assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has Retired (as defined below) shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than five percent (5%) equity interest in the organization or business. For purposes hereof, the term "Retired" means a Participant who ceases to be employed by or to perform services for the Company or any Subsidiary for any reason where the Participant had previously attained the age of fifty-five (55) and completed five (5) years of service as determined in accordance with the terms of the Equity Marketing, Inc. 401(k) Plan.

                (b)    A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as those terms are used in the Company's Employee Patent and Confidence Agreement, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

                (c)    A Participant, pursuant to the Company's Employee Patent and Confidence Agreement, shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research, or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

                (d)    Upon exercise, payment, or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b) or (c) of this section 7 prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Award may, at the Committee's discretion, cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two (2) years after such exercise, payment or delivery. Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery.

        8.    Amendment and Termination of the Plan.    The Board may at any time amend or terminate the Plan. No amendment or termination may affect adversely any outstanding Award without the written consent of the Participant. However, if the amendment affects the class of individuals who are eligible to receive Incentive Stock Options or the maximum number of shares of Common Stock that may be issued under the Plan, then stockholder approval of the amendment must be obtained within twelve months of the date on which the amendment was adopted.

        9.    Restricted Stock.    The Committee may issue Awards of Restricted Stock upon such terms and conditions as it may deem appropriate, which terms need not be identical for all such Awards. Restricted Stock may be sold to Participants, or it may be issued to Participants without the receipt of any consideration. If the Participant is required to give any consideration, the payment shall be in the form of cash or such other forms of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Participant. A Participant shall not have a vested right to the Restricted Stock until the satisfaction of the vesting requirements specified in the Award. A Participant may not assign or alienate his or her interest in the shares of Restricted Stock prior to vesting. Otherwise, the Participant shall have all of the rights of a stockholder of the Company with respect to the Restricted Stock, including the right to vote the shares and to receive any dividends. The following rules apply with respect to events that occur prior to the date on which the Participant obtains a vested right to the Restricted Stock: (1) stock dividends issued with respect to the shares covered by an Award of Restricted Stock shall be treated as additional shares received under the Award of Restricted Stock, and (2) cash dividends are taxable compensation to the Participant that is deductible by the Company.

        10.    Bonus Grants and Grants in Lieu of Compensation.    The Committee is authorized to grant shares of Common Stock as a bonus, or to grant shares of Common Stock, Restricted Stock or Options in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements of the Company. Such Bonus Grants shall be upon such terms and conditions as the Committee may deem appropriate.

        11.    Nontransferability of Awards.    Unless otherwise determined by the Committee, no Option or grant of Restricted Stock shall be assignable or transferable except upon the Participant's death to a beneficiary designated by the Participant in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the Participant, pursuant to the Participant's will or by the laws of descent and distribution. Unless otherwise determined by the Committee, during an

Participant's lifetime, Options may be exercised only by the Participant or, in the event of the Participant's disability (as defined in section 12 below), the Participant's guardian or legal representative.

        12.    Termination of Employment or Other Service.

                (a)    Options.    Unless otherwise determined by the Committee, if a Participant ceases to be employed by or to perform services for the Company or any Subsidiary for any reason other than death, Disability (as defined below) or Cause (as defined below), then each outstanding Option granted to him or her under the Plan will terminate six months after the date of such termination of employment or service. Notwithstanding the preceding sentence, an Incentive Stock Option will terminate three months following the termination of the Participant's employment for any reason. For this purpose, a Participant who is on a leave of absence that exceeds ninety days will be considered to have terminated employment on the ninety-first day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract. If a Participant's employment or service is terminated by reason of the Participant's death or Disability (as defined below), then each outstanding Option granted to the Participant under the Plan will terminate on the date one year after the date of such termination of employment or service. For purposes hereof, the term "Disability" means a determination to that effect under the group long-term disability plan of the Company; provided, however, that in no event will a Participant be considered to be disabled for purposes of this Plan if, at the sole discretion of the Committee, the Participant's disability is a result of intentionally self-inflicted injuries (while sane or insane), alcohol or drug abuse, or a criminal act for which the Participant is convicted or to which the Participant pleads guilty or nolo contendere. If a Participant's employment or service is terminated by reason of Cause (as defined below), then each outstanding Option granted to the Participant under the Plan will terminate on the date of such termination of employment or service for Cause. For purposes hereof, the term "Cause" means (1) "Cause" as defined in an individual employment agreement between the Company and the Participant, if any, (2) in the judgement of the Chief Executive Officer of the Company or the Board, the Participant is negligent in the course of providing services to the Company, or commits any act of personal dishonesty, fraud or breach of fiduciary duty or trust, (3) conduct of a criminal nature that has or that may have an adverse effect on the Company's reputation or standing in the community, or on its continuing relationships with customers or those who purchase or use its products or services, (4) any act or acts of personal conduct that, in the judgement of the Chief Executive Officer of the Company or the Board, are in violation of a Company policy or policies as set forth in the Employee Handbook of the Company in effect at the time of the act or acts, (5) any act or acts by the Participant in violation of specific directions of the Participant's supervisor or the Chief Executive Officer of the Company or continued or repeated failure by the Participant to perform duties assigned by such supervisor or the Chief Executive Officer of the Company, or (6) any material misrepresentation or omission regarding employment history, education or experience made by the Participant in connection with their negotiations with the Company to become an employee of the Company.

                (b)    Restricted Stock.    Unless otherwise determined by the Committee, a Participant shall forfeit to the Company all non-vested shares of Restricted Stock upon termination of such Participant's employment with the Company for any reason.

        13.    No Rights Conferred.    Neither the adoption of this Plan nor the granting of any Award shall affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law or confer upon any Participant the right to continue performing services for the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the services of any Participant at any time, with or without cause.

        14.    Governing Law.    The Plan and each Award granted thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of any state.

        15.    Decisions and Determinations of Committee to be Final.    Except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

        16.    Term of the Plan.    The Plan shall be effective as of June 27, 2000, the date on which it was adopted by the Board. The Plan will terminate on June 27, 2010, the date ten years after the date of adoption by the Board, unless sooner terminated by the Board. The rights of Participants under Awards outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the Award (as then in effect or thereafter amended).

        17.    Substitute Options.    In the event that the Company acquires another entity by merger or otherwise, the Committee may authorize the issuance of Options to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for the acquired entity upon such terms and conditions as the Committee shall determine ("Substitute Options"). The exercise price of such a Substitute Option shall be determined without regard to the rules of section 5(a), but, in the case of a Substitute Option that is intended to be an Incentive Stock Option, all of the terms of the Substitute Option shall be determined in accordance with the rules of Code Section 424(a).

EXHIBIT B

CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION
of
EQUITY MARKETING, INC.
Pursuant to Section 242 of the General Corporation Law
of the State of Delaware

        Equity Marketing, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST. At a meeting of the Board of Directors of the Corporation duly called and held on February 21, 2002, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that such amendment be submitted to the stockholders of the Corporation for approval at its Annual Meeting of Stockholders to be held on May 23, 2002. Such resolutions recommended that the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

        "FOURTH: A. Authorized Capital Stock. The total number of shares of all classes of stock which this Corporation shall have authority to issue is fifty-one million (51,000,000) shares, consisting of one million (1,000,000) shares of Preferred Stock, par value $.001 per share (hereinafter, the "Preferred Stock"), and fifty million (50,000,000) shares of Common Stock, par value $.001 per share (hereinafter, the "Common Stock")."

        SECOND. At the Annual Meeting of Stockholders of the Corporation duly called and held on May 23, 2002, the affirmative vote of a majority of the votes permitted to be cast by the holders of the outstanding shares of the Corporation's common stock, par value $.001 per share, and the Corporation's Series A Senior Cumulative Participating Convertible Preferred Stock, par value $.001 per share, was obtained in favor of such amendment with respect to Article FOURTH.

        THIRD. Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        In Witness Whereof, Equity Marketing, Inc. has caused this Certificate of Amendment to be signed by Donald A. Kurz, its Chairman of the Board and Chief Executive Officer, this 23rd day of May 2002.

Donald A. Kurz Chairman of the Board and Chief Executive Officer

B-1

EQUITY MARKETING, INC.
This Proxy Solicited By The Board of Directors For the
Annual Meeting of Stockholders To Be Held May 23, 2002

        Donald A. Kurz, Leland P. Smith and Lawrence J. Madden, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Common Stock of Equity Marketing, Inc. held of record by the undersigned on March 29, 2002, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 23, 2002, at the offices of the Company at 6330 San Vicente Blvd., Los Angeles, California 90048, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

1.    ELECTION OF DIRECTORS. To elect all nominees.

        Nominees are: Sanford R. Climan, Jonathan D. Kaufelt, Donald A. Kurz, Mitchell H. Kurz, Alfred E. Osborne, Jr., Bruce Raben and Stephen P. Robeck.

/ /    AUTHORITY GIVEN                  / /    AUTHORITY WITHHELD

        For all nominees listed above except:

2.    To approve an amendment to the Equity Marketing, Inc. 2000 Stock Option Plan.

/ /    FOR / /    AGAINST / /    ABSTAIN

3.    To approve an amendment to Article Fourth of the Company's Certificate of Incorporation.

/ /    FOR / /    AGAINST / /    ABSTAIN

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
PLEASE MARK, DATE AND SIGN THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

        Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

        The signer acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. Unless otherwise specified this Proxy will be voted FOR Proposals 1, 2 and 3.

                            IMPORTANT: Please sign exactly as name appears hereon. Each joint owner shall sign. Executors, administrators, trustees, etc., should give their full title.

                            Signature(s)

                            Date

                            Signature(s)

                            Date

QuickLinks

INTRODUCTION
OUTSTANDING SECURITIES AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
The Board Of Directors Recommends A Vote "FOR" The Election Of The Nominees Listed Below
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 APPROVAL OF AN AMENDMENT TO THE EQUITY MARKETING, INC. 2000 STOCK OPTION PLAN
PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION
MATTERS RELATING TO THE INDEPENDENT AUDITORS
FORM 10-K
DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS
OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING
SOLICITATION OF PROXIES
EXHIBIT A
EXHIBIT B